Exhibit 21.1

                         Subsidiaries of the Registrant

The following companies are wholly-owned subsidiaries of the Registrant:


                                                                              Other Names Under Which
Name                                       State of Incorporation              Entity Does Business
----                                       ----------------------              --------------------
CoStar Realty Information, Inc.                   Delaware                             None

LeaseTrend, Inc.                                  Delaware                             None

Jamison Research, Inc.                            Georgia                              None